UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENTERCOM COMMUNICATIONS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERCOM COMMUNICATIONS CORP.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 5, 2020

On March 25, 2020, Entercom Communications Corp. (“Entercom”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its annual Meeting of Shareholders to be held on May 5, 2020. Due to the emerging public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of the Company’s shareholders, employees, associates, directors and vendors, the Company has changed the format of its 2020 Annual Meeting of Shareholders from a physical in-person meeting to a virtual meeting. On March 31, 2020, Entercom issued a press release announcing that its Annual Meeting of Shareholders will now be held as a virtual meeting only.

The 2020 Annual Meeting of Shareholders will be still be held at 8:30 a.m. Eastern Time on Tuesday, May 5, 2020, but in virtual meeting format only, via live webcast at:

https://web.lumiagm.com/290521398

Password: entercom2020

The Press Release, filed as Exhibit 99.1 to Entercom Current Report on Form 8K dated March 31, 2020 is incorporated herein as additional definitive proxy material.

The Press Release should be read in conjunction with the Proxy Statement.